Exhibit 10.1

AMENDMENT NO. 2

TO

MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 2 dated as of January 30, 2013 (this “Amendment”) to the MANAGEMENT AGREEMENT dated as of August 31, 2009 (as amended by Amendment No. 1, dated as of September 16, 2009, the “Agreement”) is made and entered into by and between CREXUS INVESTMENT CORP., a Maryland corporation (the “Company”), and FIXED INCOME DISCOUNT ADVISORY COMPANY, a Delaware corporation (together with its permitted assignees, the “Manager”).

WHEREAS, the Company and the Manager desire to amend the Agreement with respect to the matters set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.  DUTIES OF THE MANAGER

The Agreement is hereby amended by adding the following as new Section 2(o):

“(o)  Without limiting any of the foregoing, the Manager shall, at the request of the Special Committee, in good faith do all things in its power to facilitate the Company’s efforts to actively seek and solicit Acquisition Proposals during the Transaction Solicitation Period, as each of those terms is defined in the Agreement and Plan of Merger, dated as of January 30, 2013, among the Company, Annaly and the other parties named therein.  In addition, the Manager shall, at the request of the Special Committee, in good faith do all things in its power at all times following conclusion of the Transaction Solicitation Period to facilitate the Company’s discussions, negotiations, providing of information and any other actions or inactions that the Company is permitted to do or not do with respect to possible Acquisition Proposals and related Acquisition Transactions under the terms of, and as defined in, such Agreement and Plan of Merger.”

SECTION 2. INDEMNIFICATION.

The Agreement is hereby amended by adding the following as new Section 11(d):

“(d)  Without limiting any of the foregoing, the Manager and each of the persons named on Exhibit A to the Protocol for Maintaining Wall, dated December 12, 2012 (the “FIDAC Designees”), shall not be liable to the Company or its Subsidiaries or to any other person for or because of anything the Manager or any FIDAC Designee does or does not do, or causes the Company or its Subsidiaries to do or not do, in each case in accordance with instructions from the Special Committee and Section 2(o) of this Agreement (other than, in all cases, actions or inactions carried out by the Manager in bad faith or as a result of the Manager’s willful misconduct, gross negligence or reckless disregard of its duties hereunder).”

SECTION 2. TERM; TERMINATION.

The Agreement is hereby amended by Section 13(b) becoming Section 13(c) and the headings of the remaining subsections of Section 13 being updated accordingly.

The Agreement is hereby also amended by adding the following as new Section 13(b):

“(b)  If a person other than Annaly or a wholly owned subsidiary of Annaly acquires a majority of the outstanding capital stock or of the assets of the Company, the Company may terminate this Agreement at the end of any calendar month within six months after the calendar month in which that person acquires a majority of the outstanding stock or of the assets of the Company, upon at least 60 days prior written notice to the Manager.”

The Agreement is hereby also amended as follows:

(i)           The reference to Section 13(b) that appears in Section 1(oo) of the Agreement is deleted and replaced by a reference to Section 13(c) of the Agreement;

(ii)           The references to Section 13(b) that appear in Section 8(b) of the Agreement and Section 8(c) of the Agreement shall each be deleted and replaced by references to “Section 13(a) or Section 13(b) of this Agreement”;

(iii)           The reference to Section 13(a) that appears in Section 13(c) of the Agreement, as amended by this Amendment, is deleted and replaced by “Section 13(a) of the Agreement or Section 13(b) of the Agreement”;

(iv)           The reference to Section 13(c) that appears in Section 13(d) of the Agreement, as amended by this Amendment, is deleted and replace by a reference to Section 13(d) of the Agreement;

(v)           The reference to Section 13(b) in Section 13(e) of the Agreement, as amended by this Amendment, is deleted and replaced by a reference to Section 13(c); and

(vi)           The reference to Section 13(a) in Section 16 of the Agreement is deleted and replaced by a reference to “Section 13(a) or Section 13(b).”

SECTION 4. STATUS.

This Amendment amends the Agreement, but only to the extent expressly set forth herein. All other provisions of the Agreement remain in full force and effect. Unless otherwise defined herein, initially capitalized terms have the meaning given them in the Agreement.

SECTION 5. REPRESENTATIONS.

In order to induce both the Company and the Manager to execute and deliver this Amendment, each party represents that as of the date hereof, it is in full compliance with all of the terms and conditions of the Agreement, including, but not limited to, the warranties and representations set forth in the Agreement.

SECTION 6. GOVERNING LAW.

This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section 23 of the Agreement, which terms and provisions are incorporated herein by reference.

SECTION 7. COUNTERPARTS.

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

SECTION 8. FACSIMILE EXECUTION.

Facsimile signatures on counterparts of this Amendment are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this Amendment shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

CREXUS INVESTMENT CORP.

By:	/s/ Kevin Riordan
Name:	Kevin Riordan
Title:	Chief Executive Officer and President

FIXED INCOME DISCOUNT ADVISORY COMPANY

By:	/s/ Wellington Denahan
Name:	Wellington Denahan
Title:	Chief Executive Officer

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